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                                                                    Exhibit 23.1
                       Consent of Independent Accountants





We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement for the Mountbatten, Inc. 1993 Non-Qualified Stock Option Plan, the Mountbatten, Inc. 1993 Incentive Stock Option Plan and the Mountbatten, Inc. Individual Non-Qualified Stock Option Agreement on Form S-8 of our report dated February 21, 1997 appearing in Mountbatten, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Prospectus.



/s/ Price Waterhouse LLP
Boston, Massachusetts
September 25, 1997